For Immediate Release
Contact:
David Bulger (Company)	Jerry Daly or Carol McCune
EVP, CFO and Treasurer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Second Quarter Earnings

RevPAR Increases 9.3 Percent in Second Quarter

PALM BEACH, Fla., August 3, 2004—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States, today announced results for the three months and six months ended June 30, 2004.

	2Q 2004*	2Q 2003*	% Change*	Six Mos. 2004*	Six Mos. 2003*	% Change*
Net income (loss) applicable to common shareholders	$2,653	$(4,603)	157.6%	$(2,552)	$(9,653)	73.6%
Diluted income (loss) per share	$0.07	$(0.12)	158.3%	$(0.07)	$(0.26)	73.1%
Funds from operations (FFO)[1,2]	$12,165	$3,765	223.1%	$13,117	$7,015	87.0%
Adjusted FFO[1,2]	$12,163	$8,050	51.1%	$17,589	$15,086	16.6%
FFO per share[1,2]	$0.29	$0.10	190.0%	$0.34	$0.18	88.9%
Adjusted FFO per share[1,2]	$0.29	$0.21	38.1%	$0.45	$0.39	15.4%
Earnings before interest expense, taxes, depreciation and amortization (EBITDA)[1,2]	$20,511	$12,382	65.7%	$37,015	$24,139	53.3%
Adjusted EBITDA[1,2]	$20,509	$16,677	23.0%	$36,209	$32,210	12.4%

*	In thousands, except per share and percentage change data

- more -

Innkeepers USA Trust

1	FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail on pages 7-9.

2	FFO and FFO per share for the six months ended June 30, 2004 include a $4,249,000 loss related to issuance costs pertaining to the Series A Cumulative Convertible preferred shares that were redeemed in January 2004. The $4,249,000 Series A preferred share issuance costs have been excluded from Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA.

FFO, FFO per share and EBITDA for the 2004 second quarter and six months ended June 30, 2004 exclude $4,429,000 and $7,892,000 in percentage lease revenue that was deferred. The $4,429,000 and $7,892,000 in deferred percentage lease revenue has been recognized as revenue for Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations for the second quarters of 2004 and 2003 and six months ended June 30, 2004 and 2003.

RevPAR Results

Revenue per available room (RevPAR) for the company’s 67 comparable hotels rose 9.3 percent for the 2004 second quarter to $72.60. Occupancy increased 5.9 percent to 76.8 percent, and average daily rate (ADR) rose 3.2 percent to $94.57 for the 2004 second quarter.

The RevPAR improvement for the 2004 second quarter reflects a 23.6 percent increase in RevPAR at the company’s eight Silicon Valley, California hotel properties. The eight Silicon Valley hotel properties accounted for 17 percent of the company’s room revenues for the 2004 second quarter. Excluding Silicon Valley, the remainder of Innkeepers’ portfolio reported a RevPAR increase of 6.9 percent for the 2004 second quarter.

“The lodging industry appears to be in recovery, with transient business travel demand finally trending higher,” said Jeffrey H. Fisher, Innkeepers chief executive officer and president. “Even excluding our strong Silicon Valley results, RevPAR across our portfolio was up a solid 6.9 percent. What was particularly gratifying was that the increase was driven by both rate and occupancy, a good indicator of a recovering economy. We also benefited during the quarter from

- more -

Innkeepers USA Trust

the extensive capital investments we have made in our properties over the past three years. We are very encouraged by our results and particularly the return of the transient business traveler.”

Fisher pointed out that 2004 second quarter results for the Silicon Valley properties were very positive, compared to the second quarter of 2003 when management of four of the eight Silicon Valley properties was transitioned to Innkeepers Hospitality. “Second quarter 2004 operating results reflect substantial market share gains at certain Silicon Valley hotel properties. The 23.6 RevPAR increase for Silicon Valley for the 2004 second quarter was magnified due to second quarter 2003 operating results being depressed as a result of certain management transition issues.”

Adjusted FFO per share and Adjusted EBITDA for the 2004 second quarter rose to $0.29 and $20.5 million, respectively, from $0.21 and $16.7 million for the 2003 second quarter (see pages 7-9 for a further discussion regarding these financial measures). The increase in the 2004 second quarter adjusted FFO per share and adjusted EBITDA results was due primarily to the positive impact of the 9.3 percent RevPAR increase in the 2004 second quarter. The company’s taxable REIT subsidiary (TRS) net income (loss) for the 2004 second quarter and six months ended June 30, 2004 was $15,000 and $(1.7) million, respectively.

Acquisitions/Dispositions

Fisher said that the company acquired three hotels during the second quarter—the 146-suite Homewood Suites by Hilton on San Antonio’s famed Riverwalk, for $21.0 million; the 216-room Four Points by Sheraton in Ft. Walton Beach, Florida, for $30.0 million; and the 182-room

- more -

Innkeepers USA Trust

Clarion Hotel in downtown Louisville, Ky., for $6.4 million, which will be repositioned and converted to a Hampton Inn following a $4.5 million renovation program.

“We purchased the Louisville hotel, a well-located property in the downtown market, at an all-in cost (including renovation) of $60,000 per room, well below replacement cost. The San Antonio property is our first Homewood Suites hotel and the only upscale, extended-stay property on the Riverwalk, a major tourist destination with very high barriers to entry. The Ft. Walton Beach hotel is our first beachfront property and is on a nine-acre tract of land.” Fisher added that the company remains an aggressive, albeit selective, acquirer of upscale hotels with premier franchisors in growing markets.

“On the sell side, we closed in July 2004 on the sale of a 149-room Hampton Inn in Norcross, Ga., for gross sales proceeds of $4.8 million, as part of our strategy to divest non-strategic assets.”

Outlook

“The economy continues to build momentum, and lodging industry projections are positive for the next several years,” he said. “Barring any unforeseen international developments, we expect the lodging industry to continue in a recovery mode for some time, buoyed by strong leisure travel and improving levels of transient business demand. We also believe that Silicon Valley is in the early stages of recovery.”

Fisher noted that the company declared a regular $0.03 per common share dividend for the second quarter 2004 and will evaluate the level of third quarter 2004 common share dividend

- more -

Innkeepers USA Trust

in September. “Our goal as the hotel industry continues to rebound and our hotel operations continue to show improved returns is that our increased cash flow will translate into a greater dividend and share price appreciation.”

Guidance

David Bulger, Innkeepers’ executive vice president, chief financial officer and treasurer, noted that, with evidence of the recovery’s sustainability continuing to mount, the company was providing updated RevPAR and earnings guidance for 2004. “At mid-year, we are revising our previous forecast of 3.0 percent RevPAR improvement for 2004 to 6.0 percent.”

Based on its revised RevPAR projections, forecasted financial results are as follows (in thousands, except per share data):

	Third quarter	Fourth quarter	Year 2004
RevPAR % increase	6.0%	5.0%	6.0%
Net income (loss) applicable to common shareholders	$1,900	$(3,200)	$(3,800)
Diluted income (loss) per share	$0.05	$(0.08)	$(0.10)
FFO	$10,600	$5,300	$29,100
Adjusted FFO	$13,700	$5,400	$35,600
FFO per share	$0.27	$0.14	$0.75
Adjusted FFO per share	$0.32	$0.14	$0.92
EBITDA	$20,200	$14,900	$72,100
Adjusted EBITDA	$22,300	$15,000	$73,400

The forecasted financial results for 2004 include the three hotel acquisitions completed in the second quarter and exclude the forecasted results for the Norcross, Ga., hotel sold in July 2004. The TRS has a projected net loss of $(3.2) million, which includes $1.0 million for the amortization of deferred franchise conversion costs and $0.5 million for the amortization of lease

- more -

Innkeepers USA Trust

acquisition cost. The TRS has a projected gross margin of 75.5 percent and gross operating profit of 42.1 percent. The company’s assumptions for its 2004 guidance do not include the effects of any additional sales, acquisitions or development of new hotels or capital transactions.

Balance Sheet

Bulger pointed out that the company continues to maintain one of the industry’s strongest capital structures and lowest-levered balance sheets. “Our debt to investment in hotels at cost ratio was 28 percent at June 30, 2004, low by industry standards during a recovery, with no maturities until 2007 and beyond. Our weighted average interest rate on our total debt is 7.0 percent, and 86 percent of our total debt is at fixed rates.

“In July, we replaced our existing $135 million revolving unsecured line of credit, which matured July 31, 2004, with a new $135 million revolving unsecured line of credit with a majority of our existing lenders—Wells Fargo, Calyon, Wachovia and PNC—on substantially the same terms. With only $26 million outstanding on our $135 million line of credit and unrestricted cash of $15 million, we have the resources, balance sheet strength and flexibility to respond to acquisition opportunities as they arise.”

Capital Expenditures

Bulger added that the company spent $13.3 million on selective capital renovation projects for the first six months of 2004, with a total of $20.0 million budgeted for capital expenditures for the full year (excluding the renovations at two hotel properties to be rebranded).

- more -

Innkeepers USA Trust

“We have continued to maintain our hotel properties in highly competitive condition in their respective marketplaces.”

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States. The company owns 68 hotels with a total of 8,580 suites or rooms in 21 states and focuses on acquiring and/or developing upscale and upscale extended-stay hotels with premium brands and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

To listen to a web cast of the company’s 2004 second quarter conference call on August 3, 2004, at 2 p.m. Eastern time, go to the web site and click on Conference Calls. Interested parties may listen to an archived web cast of the conference call on the web site, or may dial (800) 405-2236, pass code 11003165, to hear a telephone replay. The archived web cast and telephone replay will be available through midnight Tuesday, August 10, 2004.

Included in this press release are certain non-GAAP financial measures within the meaning of Securities Exchange Commission (SEC) rules and regulations that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest expense, taxes, depreciation and amortization and common and preferred minority interests (EBITDA) and Adjusted EBITDA. The following explains why we believe these measures help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO and Adjusted FFO

- more -

Innkeepers USA Trust

(defined below) provides useful information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate companies use FFO as a measure of their financial and operating performance, which provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share targets are used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, such as discontinued operations and impairment losses.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest expense, taxes, depreciation and amortization and common and preferred minority interests. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gain (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. EBITDA and Adjusted EBITDA also are factors in management’s evaluation of the financial and operating performance of the company, hotel-level performance, investment opportunities, dispositions and financing transactions. Adjusted EBITDA reflects the continuing financial and hotel-level operating performance of the company’s long-term assets.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest expense (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be

- more -

Innkeepers USA Trust

considered as an alternative to net income, cash flow provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

The company believes that its FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA computation methodologies comply with the SEC’s new rules regarding the presentation of non-GAAP financial information. The company may review its computation methodologies if and when further SEC guidance becomes available.

Cautionary statements set forth in reports filed by the company from time to time with the SEC discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) more direct exposure to the operational risks of the hotel business (including falling hotel revenues and increasing hotel expenses) under the company’s new taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments, have affected and may continue to negatively affect the travel industry and the company, and the negative effects of such events that may occur in the future cannot be fully anticipated, (iii) the relative strength and performance of businesses and industries that are important demand generators in the company’s key markets (e.g., technology, automotive, aerospace), (iv) international, national, regional and local economic conditions that will, among other things, affect demand for the company’s hotel rooms and the availability and terms of financing, (v) the company’s ability to maintain its properties in competitive condition, (vi) the company’s ability to acquire or develop additional properties and risks that potential acquisitions or developments may not perform in accordance with expectations, (vii) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), (viii) the complex tax rules that the company must satisfy to qualify as a REIT, and other governmental regulation, and (ix) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment (e.g., changes in laws affecting taxes or dividends or other taxes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.).

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Hotel Operating
Rooms	$54,194	$335	$90,162	$335
Food and beverage	294	0	371	0
Telephone	489	1	920	1
Other	1,282	22	1,976	22
Percentage lease	0	16,532	5,073	32,867
Other	117	107	227	236

Total revenue	$56,376	$16,997	$98,729	$33,461

Expenses:
Hotel Operating
Rooms	$11,995	$87	$20,289	$87
Food and beverage	284	0	361	0
Telephone	757	2	1,224	2
Other	503	3	805	3
General and administrative	5,041	33	8,635	33
Franchise and marketing fees	3,704	26	6,389	26
Amortization of deferred franchise conversion	274	0	500	0
Advertising and promotions	1,765	18	3,006	18
Utilities	2,464	18	4,260	18
Repairs and maintenance	2,890	14	4,944	14
Management fees	1,795	33	2,994	33
Amortization of deferred lease acquisition	131	0	251	0
Insurance	461	2	740	2
Corporate
Depreciation	8,363	8,358	16,655	16,661
Amortization of franchise fees	14	16	27	30
Ground rent	120	126	247	250
Interest	4,599	4,400	9,093	8,715
Amortization of loan origination fees	214	268	483	537
Property taxes and insurance	2,889	3,185	5,796	6,042
General and administrative	1,199	1,212	2,830	2,615
Amortization of unearned compensation	214	369	441	714
Other charges(1)	117	344	488	999

Total expenses	$49,793	$18,514	$90,458	$36,799

Income (Loss) before minority interest	$6,583	$(1,517)	$8,271	$(3,338)
Minority interest, common	(81)	144	76	301
Minority interest, preferred	(1,068)	(1,068)	(2,136)	(2,136)

Income (Loss) from continuing operations	$5,434	$(2,441)	$6,211	$(5,173)

Discontinued operations(2)	119	334	1,175	512

Net income (loss)	$5,553	$(2,107)	$7,386	$(4,661)

Redemption of Series A preferred share issuance costs(3)	0	0	(4,249)	0
Preferred share dividends	(2,900)	(2,496)	(5,689)	(4,992)
Net income (loss) applicable to common shareholders	$2,653	$(4,603)	$(2,552)	$(9,653)

Diluted income (loss) per share	$0.07	(0.12)	(0.07)	(0.26)
Weighted average number of common shares	37,559,261	37,387,194	37,450,343	37,386,755

(1)	Other charges in 2004 include $250,000 paid to Innkeepers Hospitality Management, Inc. (IHM) relating to reimbursement of expenses

(2)	Discontinued operations in 2004 include two hotel properties sold in January 2004 and July 2004, respectively.

(3)	Issuance costs pertaining to the Series A Cumulative Convertible Preferred shares that were redeemed in January 2004.

INNKEEPERS USA TRUST

CALCULATION OF FFO AND EBITDA (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$2,653	$(4,603)	$(2,552)	$(9,653)
Depreciation	8,363	8,358	16,655	16,661
Depreciation included in discontinued operations	0	154	119	308
Gain on sale of hotel included in discontinued operations	0	0	(1,029)	0
Minority interest, common	81	(144)	(76)	(301)
Minority interest, preferred	1,068	0	0	0

FFO	$12,165	$3,765	$13,117	$7,015

Weighted average number of common shares and common share equivalents	42,572,024	38,634,315	38,669,653	38,595,777

FFO per share	$0.29	$0.10	$0.34	$0.18

FFO	$12,165	$3,765	$13,117	$7,015
Redeemed preferred share issuance costs	0	0	$4,249	0
Other charges	117	344	488	999
Discontinued operations	(119)	(488)	(265)	(820)
Deferred percentage lease revenue	0	4,429	0	7,892

Adjusted FFO	$12,163	$8,050	$17,589	$15,086

Adjusted FFO per share	$0.29	$0.21	$0.45	$0.39

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
CALCULATION OF EBITDA
Net income (loss)	$5,553	$(2,107)	$7,386	$(4,661)
Interest	4,599	4,400	9,093	8,715
Depreciation and amortization	9,210	9,011	18,357	17,942
Depreciation included in discontinued operations	0	154	119	308
Minority interest, common and preferred	1,149	924	2,060	1,835

EBITDA	$20,511	$12,382	$37,015	$24,139

Other charges	117	344	488	999
Discontinued operations	(119)	(488)	(265)	(820)
Gain on sale of hotel included in discontinued operations	0	0	(1,029)	0
Deferred percentage lease revenue	0	4,429	0	7,892

Adjusted EBITDA	$20,509	$16,667	$36,209	$32,210

INNKEEPERS USA TRUST

RECONCILIATION OF FFO AND ADJUSTED FFO,

EBITDA AND ADJUSTED EBITDA TO NET INCOME (UNAUDITED)

(2004 GUIDANCE)

(in thousands, except share and per share data)

Twelve Months Ended December 31, 2004
CALCULATION of FFO
Net income (loss) applicable to common shareholders	$(3,800)
Depreciation	34,000
Gain on sale of hotel included in discontinued operations	(1,000)
Minority interest, common	(100)

FFO	$29,100

Weighted average number of common shares and common share equivalents	38,737,377

FFO per share	$0.75

FFO	$29,100
Redeemed preferred share issuance costs	4,200
Other charges	2,600
Discontinued operations	(300)

Adjusted FFO	$35,600

Adjusted FFO per share	$0.92

Twelve Months Ended December 31, 2004
CALCULATION of EBITDA
Net income (loss)	$11,900
Interest	18,400
Depreciation and amortization	37,600
Minority interest, common and preferred	4,200

EBITDA	$72,100

Other charges	2,600
Discontinued operations	(300)
Gain on sale of hotel included in discontinued operations	(1,000)

Adjusted EBITDA	$73,400

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	June 30, 2004	December 31, 2003
ASSETS
Investment in hotel properties:
Land and improvements	$124,429	$102,823
Building and improvements	683,220	654,847
Furniture and equipment	96,978	92,206
Renovations in process	12,767	3,161
Hotels held for sale	4,885	2,979

	922,279	856,016
Accumulated depreciation	(203,784)	(189,156)

Net investment in hotel properties	718,495	666,860

Cash and cash equivalents	15,142	9,586
Restricted cash and cash equivalents	8,521	7,586
Accounts receivable	7,082	8,091
Prepaids and inventory	1,639	1,794
Deferred and other	18,846	12,823

Total assets	$769,725	$706,740

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt	$255,772	$232,174
Accounts payable and accrued expenses	18,530	8,982
Payable to manager	610	811
Franchise conversion fee obligations	10,741	5,249
Distributions payable	4,268	3,977
Minority interest in Partnership	51,081	51,689

Total liabilities	341,002	302,882

Shareholders' equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 and 4,630,000 shares issued and outstanding, respectively	145,000	115,750
Common shares, $0.01 par value, 100,000,000 shares authorized, 37,673,256 and 37,563,499 issued and outstanding, respectively	377	376
Additional paid-in capital	393,829	393,349
Unearned compensation	(954)	(897)
Distributions in excess of earnings	(109,529)	(104,720)

Total shareholders' equity	428,723	403,858

Total liabilities and shareholders' equity	$769,725	$706,740

INNKEEPERS USA TRUST

DEBT COMPOSITION (UNAUDITED)

As of June 30, 2004

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$26,000	2.89%		July 2004(5)	—
Industrial Revenue Bonds(1)	$10,000	2.28%		December 2014	—
Term Loan #1	$25,000	8.17%		October 2007	8
Term Loan #2	$37,000	8.15%		March 2009	8
Term Loan #3	$37,000	7.02%		April 2010	8
Term Loan #4	$56,000	7.16%		October 2009	8
Term Loan #5	$50,000	7.75%		January 2011	6
Mortgage	$13,000	10.35%		June 2010	1
Adjustment (2)	$2,000	—		—	—

TOTAL	$256,000	7.0%	(3)	6 years(4)	39

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%

(2)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

(3)	Weighted average calculated using the stated interest rate

(4)	Weighted average maturity

(5)	The $135 million unsecured line of credit was replaced in July 2004 with a new $135 million unsecured line of credit that matures in July 2007

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$7,386	$(4,661)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,476	18,251
Minority interests	2,060	1,835
Deferred percentage lease revenue	0	7,892
Gain on sale of hotel	(1,029)	0
Changes in operating assets and liabilities:
Accounts receivable	1,009	(745)
Prepaids and inventory	155	843
Accounts payable and accrued expenses	9,531	1,058
Payable to manager	(201)	0

Net cash provided by operating activities	$37,387	$24,473

Cash flows from investing activities:
Investment in hotel properties	$(71,408)	$(21,023)
Proceeds from sale of hotel	4,028	0
Net withdrawals (deposits) into restricted cash	(935)	4,440
Lease acquisition	(1,336)	0
Payment of franchise fees	(192)	(10)
Repayment of advances	25	0

Net cash used in investing activities	$(69,818)	$(16,593)

Cash flows from financing activities:
Proceeds from debt issuance	$26,000	$0
Payments on debt	(2,402)	(2,258)
Payments on franchise conversion obligations	(204)	0
Distributions paid to unit holders	(2,206)	(2,416)
Distributions paid to shareholders	(7,654)	(13,989)
Redemption of shares and units	(115,730)	0
Proceeds from issuance of preferred shares	140,251	0
Loan origination fees and costs paid	(68)	(181)

Net cash provided (used) by financing activities	$37,987	$(18,844)

Net increase (decrease) in cash and cash equivalents	5,556	(10,964)
Cash and cash equivalents at beginning of period	9,586	21,367

Cash and cash equivalents at end of period	$15,142	$10,403

Supplemental cash flow information:
Interest paid	$8,636	$8,749

INNKEEPERS USA TRUST

OTHER DATA (UNAUDITED)

(in thousands, except shares data)

	June 30, 2004	June 30, 2003
CAPITALIZATION
Common share market capitalization	$388,000	$256,000
Market capitalization	$841,000	$641,000
Common share closing price	$10.31	$6.80
Common dividend(1)	$0.12	$0.35
Common share dividend yield(1)	1.2%	5.1%
Preferred share closing price	$24.10	$25.25
Preferred share dividend(2)	$2.00	$2.156
Preferred share dividend yield(2)	8.3%	8.5%

DEBT COVERAGE
Debt weighted average interest rate	7.0%	7.5%
Debt to investment in hotel properties	28%	27%
Debt and preferred shares to investment in hotel properties	43%	40%
Debt to market capitalization	30%	37%
Debt and preferred shares to market capitalization	48%	55%

LIQUIDITY/FLEXIBILITY
Debt Due 2003	—	$2,000
Debt Due 2004	$3,000	$5,000
Debt Due 2005	$6,000	$6,000
Debt Due 2006 and thereafter	$247,000	$221,000

Unencumbered hotel assets(3)	43%	43%
Unsecured Line of Credit Outstanding Balance	$26,000	$0
Unsecured Line of Credit Available Balance(4)	$99,000	$125,000

SHARES AND UNITS OUTSTANDING
Common Shares	37,673,256	37,684,570
Common Partnership Units	1,117,056	1,167,236
Preferred Partnership Units	3,884,469	3,884,469
Preferred Shares(5)	5,800,000	6,857,493

(1)	Regular common share dividends declared for the twelve months ended June 30, 2004 and regular and special common share dividends declared for the twelve months ended June 30, 2003

(2)	Regular preferred share dividend stated on an annual basis

(3)	Based upon the number of hotels

(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $135 million revolving unsecured line of credit available balance has been reduced by a $10 million letter of credit.

(5)	June 30, 2004 includes preferred shares issued in January 2004 that are not convertible into common shares. June 30, 2003 includes convertible preferred shares which were redeemed in January 2004 and assumes conversion into common shares.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
PORTFOLIO(1)
Average Daily Rate		$94.57	$91.64	3.20%	$94.13	$92.57	1.69%
Occupancy		76.77%	72.48%	5.92%	73.01%	69.39%	5.22%
RevPAR		$72.60	$66.42	9.30%	$68.73	$64.23	7.01%

Number of hotel properties	67
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$96.41	$93.82	2.76%	$95.65	$94.48	1.24%
Occupancy		80.67%	75.02%	7.53%	77.12%	72.31%	6.65%
RevPAR		$77.78	$70.38	10.51%	$73.76	$68.31	7.98%

Number of hotel properties	51
Percent of total rooms	73.9%
Percent of room revenue(2)	80.5%

Upscale
Average Daily Rate		$111.70	$107.99	3.44%	$109.45	$106.84	2.44%
Occupancy		78.83%	75.12%	4.94%	79.75%	74.62%	6.87%
RevPAR		$88.05	$81.12	8.54%	$87.28	$79.73	9.47%

Number of hotel properties	2
Percent of total rooms	4.2%
Percent of room revenue(2)	3.0%

Mid-Priced(1)
Average Daily Rate		$84.00	$80.57	4.26%	$85.41	$82.99	2.92%
Occupancy		63.50%	63.68%	-0.28%	58.69%	59.18%	-0.83%
RevPAR		$53.34	$51.31	3.96%	$50.12	$49.11	2.06%

Number of hotel properties	14
Percent of total rooms	21.9%
Percent of room revenue(2)	16.5%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$96.38	$94.44	2.05%	$95.95	$95.50	0.47%
Occupancy		79.94%	72.66%	10.02%	76.14%	70.15%	8.54%
RevPAR		$77.05	$68.62	12.29%	$73.05	$66.99	9.05%

Number of hotel properties	44
Percent of total rooms	63.2%
Percent of room revenue(2)	70.0%

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
Summerfield Suites
Average Daily Rate		$94.57	$88.27	7.14%	$92.61	$87.59	5.73%
Occupancy		85.57%	90.34%	-5.28%	83.81%	86.80%	-3.44%
RevPAR		$80.92	$79.74	1.48%	$77.61	$76.03	2.08%

Number of hotel properties	6
Percent of total rooms	8.9%
Percent of room revenue(2)	10.5%

Hampton Inn
Average Daily Rate		$84.94	$80.73	5.21%	$86.57	$84.02	3.03%
Occupancy		64.52%	63.83%	1.08%	60.45%	59.82%	1.05%
RevPAR		$54.80	$51.53	6.35%	$52.32	$50.26	4.10%

Number of hotel properties	12
Percent of total rooms	18.3%
Percent of room revenue(2)	14.4%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)
Average Daily Rate		$93.93	$90.99	3.23%	$93.79	$92.23	1.69%
Occupancy		76.52%	72.16%	6.04%	72.86%	69.21%	5.27%
RevPAR		$71.81	$65.65	9.47%	$68.34	$63.83	7.07%

Number of hotel properties	66
Percent of total rooms	97.4%
Percent of room revenue(2)	98.8%

Third Party Managed(1)
Average Daily Rate		$134.68	$129.71	3.83%	$134.68	$129.71	3.83%
Occupancy		96.36%	97.83%	-1.50%	96.36%	97.83%	-1.50%
RevPAR		$129.78	$126.89	2.28%	$129.78	$126.89	2.28%

Number of hotel properties	1
Percent of total rooms	2.6%
Percent of room revenue(2)	1.2%

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$92.60	$88.88	4.19%	$91.63	$88.68	3.33%
Occupancy		63.48%	65.17%	-2.59%	56.16%	57.72%	-2.70%
RevPAR		$58.78	$57.92	1.48%	$51.46	$51.19	0.53%

Number of hotel properties	5
Percent of total rooms	6.9%
Percent of room revenue(2)	5.3%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$103.36	$99.41	3.97%	$100.91	$97.45	3.55%
Occupancy		76.53%	75.79%	0.98%	71.82%	72.03%	-0.29%
RevPAR		$79.10	$75.35	4.98%	$72.47	$70.20	3.23%

Number of hotel properties	10
Percent of total rooms	13.5%
Percent of room revenue(2)	14.7%

South Atlantic [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$92.86	$87.77	5.80%	$94.32	$90.24	4.52%
Occupancy		74.75%	68.84%	8.59%	73.41%	66.86%	9.80%
RevPAR		$69.42	$60.42	14.90%	$69.23	$60.33	14.75%

Number of hotel properties	14
Percent of total rooms	22.2%
Percent of room revenue(2)	21.2%

East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$85.56	$86.94	-1.59%	$85.25	$87.11	-2.14%
Occupancy		73.64%	69.47%	6.00%	67.86%	65.48%	3.63%
RevPAR		$63.01	$60.40	4.32%	$57.85	$57.04	1.42%

Number of hotel properties	12
Percent of total rooms	15.9%
Percent of room revenue(2)	13.8%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$84.51	$81.81	3.30%	$79.21	$80.95	-2.15%
Occupancy		90.15%	87.39%	3.16%	88.74%	79.88%	11.09%
RevPAR		$76.19	$71.49	6.57%	$70.29	$64.66	8.71%

Number of hotel properties	2
Percent of total rooms	2.1%
Percent of room revenue(2)	2.2%

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$83.92	$77.38	8.45%	$82.82	$77.11	7.41%
Occupancy		86.44%	81.78%	5.70%	79.51%	80.36%	-1.06%
RevPAR		$72.54	$63.28	14.63%	$65.85	$61.97	6.26%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.8%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$85.03	$83.52	1.81%	$82.56	$81.61	1.16%
Occupancy		82.47%	82.84%	-0.45%	79.77%	79.46%	0.39%
RevPAR		$70.13	$69.18	1.37%	$65.86	$64.85	1.56%

Number of hotel properties	5
Percent of total rooms	8.3%
Percent of room revenue(2)	6.8%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$86.30	$87.32	-1.17%	$86.37	$88.76	-2.69%
Occupancy		72.43%	78.08%	-7.24%	69.01%	72.14%	-4.34%
RevPAR		$62.51	$68.18	-8.32%	$59.60	$64.03	-6.92%

Number of hotel properties	2
Percent of total rooms	3.4%
Percent of room revenue(2)	3.1%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$101.55	$98.18	3.43%	$101.43	$100.63	0.79%
Occupancy		81.38%	72.36%	12.47%	78.00%	71.20%	9.55%
RevPAR		$82.64	$71.05	16.31%	$79.11	$71.65	10.41%

Number of hotel properties	16
Percent of total rooms	26.9%
Percent of room revenue(2)	32.1%

BY SELECTED MSA
Atlanta
Average Daily Rate		$82.88	$81.99	1.09%	$85.25	$85.47	-0.26%
Occupancy		67.25%	52.72%	27.56%	63.73%	52.38%	21.67%
RevPAR		$55.73	$43.23	28.92%	$54.33	$44.77	21.35%

Number of hotel properties	3
Percent of total rooms	5.1%
Percent of room revenue(2)	4.2%

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
Boston
Average Daily Rate		$80.21	$79.81	0.50%	$79.44	$79.65	-0.26%
Occupancy		51.96%	56.54%	-8.10%	43.07%	45.38%	-5.09%
RevPAR		$41.68	$45.13	-7.64%	$34.21	$36.15	-5.37%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	1.9%

Chicago
Average Daily Rate		$88.98	$87.86	1.27%	$88.71	$88.71	0.00%
Occupancy		68.40%	67.84%	0.83%	61.14%	61.94%	-1.29%
RevPAR		$60.86	$59.60	2.11%	$54.23	$54.94	-1.29%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	5.5%

Dallas/Ft. Worth
Average Daily Rate		$80.82	$79.18	2.07%	$80.24	$79.22	1.29%
Occupancy		82.33%	81.84%	0.60%	79.56%	78.78%	0.99%
RevPAR		$66.54	$64.80	2.69%	$63.84	$62.41	2.29%

Number of hotel properties	4
Percent of total rooms	6.5%
Percent of room revenue(2)	6.3%

Denver
Average Daily Rate		$86.30	$87.32	-1.17%	$86.37	$88.76	-2.69%
Occupancy		72.43%	78.08%	-7.24%	69.01%	72.14%	-4.34%
RevPAR		$62.51	$68.18	-8.32%	$59.60	$64.03	-6.92%

Number of hotel properties	2
Percent of total rooms	3.4%
Percent of room revenue(2)	3.1%

Detroit
Average Daily Rate		$84.51	$92.48	-8.62%	$85.37	$92.23	-7.44%
Occupancy		82.15%	73.70%	11.47%	76.89%	71.19%	8.01%
RevPAR		$69.42	$68.16	1.85%	$65.64	$65.66	-0.03%

Number of hotel properties	3
Percent of total rooms	4.3%
Percent of room revenue(2)	4.3%

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
Hartford
Average Daily Rate		$105.81	$101.36	4.39%	$104.67	$100.84	3.80%
Occupancy		74.90%	75.74%	-1.11%	68.34%	69.90%	-2.23%
RevPAR		$79.25	$76.77	3.23%	$71.53	$70.48	1.49%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.5%

Philadelphia
Average Daily Rate		$94.31	$91.22	3.39%	$93.51	$89.87	4.05%
Occupancy		79.03%	78.03%	1.28%	75.73%	78.01%	-2.92%
RevPAR		$74.54	$71.18	4.72%	$70.81	$70.10	1.01%

Number of hotel properties	4
Percent of total rooms	5.5%
Percent of room revenue(2)	5.8%

Richmond
Average Daily Rate		$91.82	$83.12	10.47%	$91.95	$83.60	9.99%
Occupancy		80.75%	71.83%	12.42%	75.04%	68.50%	9.55%
RevPAR		$74.14	$59.71	24.17%	$69.00	$57.27	20.48%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	2.3%

San Francisco/San Jose/Oakland
Average Daily Rate		$103.05	$102.54	0.50%	$103.44	$106.71	-3.06%
Occupancy		78.80%	64.06%	23.01%	74.41%	64.51%	15.35%
RevPAR		$81.20	$65.68	23.63%	$76.97	$68.84	11.81%

Number of hotel properties	8
Percent of total rooms	14.3%
Percent of room revenue(2)	16.6%

Seattle/Portland
Average Daily Rate		$97.60	$91.97	6.12%	$97.14	$93.47	3.93%
Occupancy		81.08%	79.40%	2.12%	77.81%	74.42%	4.56%
RevPAR		$79.14	$73.03	8.37%	$75.59	$69.56	8.67%

Number of hotel properties	6
Percent of total rooms	8.8%
Percent of room revenue(2)	10.0%

	As of June 30, 2004	Three Months Ended June 30,			Six Months Ended June 30,
		2004	2003	% Inc (dec)	2004	2003	% Inc (dec)
Washington, D.C.
Average Daily Rate		$104.53	$101.36	3.13%	$104.73	$101.51	3.17%
Occupancy		84.17%	74.74%	12.62%	78.16%	67.09%	16.50%
RevPAR		$87.98	$75.76	16.13%	$81.86	$68.10	20.21%

Number of hotel properties	3
Percent of total rooms	5.2%
Percent of room revenue(2)	6.4%

(1)	Hotel operating results exclude one hotel acquired in June 2003 which will be converted to a Courtyard by Marriott and one hotel acquired in June 2004 which will be converted to a Hampton Inn.

(2)	Room revenue for the six months ended June 30, 2004

(3)	17 of the 60 hotel properties managed by Innkeepers Hospitality Management, Inc. (IHM) were previously managed by affiliates of Marriott International, Inc. for the three months ended March 31, 2003. IHM assumed management of one Sunrise Suites previously managed by affiliates of Wyndham International, Inc. on March 1, 2004, and five Summerfield Suites by Wyndham previously managed by affiliates of Wyndham International, Inc. on April 1, 2004.